Exhibit 4.1

GARDNER DENVER, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

8% SENIOR SUBORDINATED NOTES DUE 2013

INDENTURE

Dated as of May 4, 2005

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06
(d)	7.06
314(a)	4.03; 13.02; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	N.A.
(b)	N.A.
(c)	13.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATIONBY
REFERENCE

Section 1.01	Definitions	1
Section 1.02	Other Definitions	23
Section 1.03	Incorporation by Reference of Trust Indenture Act	23
Section 1.04	Rules of Construction	24

ARTICLE 2

THE NOTES

ARTICLE 3

REDEMPTION AND PREPAYMENT

ARTICLE 4

COVENANTS

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets	60
Section 5.02	Successor Corporation Substituted	61

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

TRUSTEE

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE 10

SUBORDINATION

ARTICLE 11

SUBSIDIARY GUARANTEES

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge	84
Section 12.02	Application of Trust Money	85

ARTICLE 13

MISCELLANEOUS

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

        INDENTURE dated as of May 4, 2005 among Gardner Denver, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined) and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Company’s 8% Senior Subordinated Notes due 2013 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

        Section 1.01     Definitions.

        “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        “Acquired Debt” means, with respect to any specified Person:

    (1)        Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        “Additional Notes” means an unlimited principal amount of additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in which a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

        “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

        “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

                   (1)        1.0% of the principal amount of the Note; or

                   (2)        the excess of:

            (a)        the present value at such Redemption Date of (i) the redemption price of the Note at May 1, 2009 (such redemption price being set forth in Section 3.07(c)), plus (ii) all required interest payments due on the Note through May 1, 2009 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal the Treasury Rate as of such redemption date plus 50 basis points; less

(b) the principal amount of the Note.

        “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        “Asset Sale” means

    (1)        the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 or 5.01 of this Indenture and not by Section 4.10 of this Indenture; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a sale or transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

    (4)        the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) the granting of Liens not otherwise prohibited by this Indenture;

(7) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims;

(8) a Restricted Payment that does not violate Section 4.07 of this Indenture or a Permitted Investment; and

(9) the sale or transfer of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary for the Fair

Market Value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for purposes of this clause (9), Investments received in exchange for the transfer of accounts receivable and related assets will be deemed to constitute cash if the Receivables Subsidiary or other payor is required to repay such Investments as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

        “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

        “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

        Unless the context otherwise requires, “Board of Directors” shall mean the board of directors of the Company.

        “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

        “Business Day” means any day other than a Legal Holiday.

        “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        “Capital Stock” means:

(1) in the case of a corporation, corporate stock or other equivalents (however designated);

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

    (4)        any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        “Cash Equivalents” means:

(1) United States dollars;

    (2)        securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

    (3)        certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

    (4)        repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5)        commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;

    (6)        marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        “Change Of Control” means the occurrence of any of the following:

    (1)        the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

    (3)        the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in the definition of “Beneficial Owner” above), directly or indirectly, becomes the Beneficial Owner of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

    (4)        the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        “Clearstream” means Clearstream Banking, S.A.

        “Commission” means the Securities and Exchange Commission.

        “Company” means Gardner Denver, Inc. and any and all successors thereto.

        “Condition for Release” means the satisfaction of the conditions specified in Section 3(b) of the Escrow Agreement.

        “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

    (1)        an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

    (2)        provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

    (4)        depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including the effect of inventory write-ups) (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

    (5)        non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

    (1)        the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

    (2)        the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        “Consolidated Tangible Assets” means, with respect to the Company as of any date, the aggregate of the assets of the Company and its Restricted Subsidiaries excluding goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, as of such date on a consolidated basis, determined in accordance with GAAP. In the event that information relating to Consolidated Tangible Assets is not available as of any date, then the most recently available information will be utilized.

        “Corporate Trust Office Of The Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        “Credit Agreement” means the Existing Credit Agreement as such credit agreement may be amended, restated, modified, renewed, refunded, replaced, or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        “Credit Facilities” means, one or more debt facilities (including without limitation the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), synthetic leases or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

        “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        “Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement; and

    (2)        after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

        “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia (other than a Restricted Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of the Company).

        “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        “Equity Offering” means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of the Company.

        “Escrow Agreement” means the agreement, dated May 4, 2005, between the Company and The Bank of New York Trust Company, N.A., as escrow agent and trustee, pursuant to which the Company will deposit the gross proceeds from the offering of the Notes and additional funds sufficient to provide for interest on the Notes through January 3, 2006.

        “Escrow Redemption Date” means the earlier of:

(1) January 3, 2006; or

    (2)        the date specified by the Company for redemption of the Notes, in whole, but not in part, if the Company has determined, in its sole judgment, that the Thomas Industries Acquisition will not be consummated on or prior to December 31, 2005.

        “Escrow Redemption Price” means an amount equal to 100% of the aggregate principal amount of the Notes plus accrued interest on the Notes to the Escrow Redemption Date.

        “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

        “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

        “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

        “Existing Credit Agreement” means the second amended and restated credit agreement dated as of September 1, 2004 among the Company, the non-Domestic Subsidiaries party thereto, the institutions who are or may become party thereto (the “Lenders”), and J.P. Morgan Securities Inc., as Administrative Agent for the Lenders, providing for a revolving credit facility, a letter of credit facility and a term loan facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.

        “Existing Indebtedness” means any and all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of this Indenture, until such amounts are repaid.

        “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture); provided, that no such determination shall be required to be made by the Board of Directors in respect of any transaction (or series of related transactions) which involves, in the good faith determination of an Officer of the Company, less than $1.0 million.

        “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1)        acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act but also giving pro forma effect to Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

    (2)        the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

    (3)        the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

    (6)        if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of twelve months).

        “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

    (3)        any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; provided, that if such Person has not assumed, Guaranteed or otherwise become liable for, the Indebtedness secured by such Lien, the amount of Indebtedness shall be deemed not to exceed the Fair Market Value of the assets subject to such Lien; plus

    (4)        the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

        “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

        “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        “Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

        “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

        “Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

        “Government Securities” means Cash Equivalents of the type described in clause (2) of the definition thereof with maturities of no more than one month from the date of acquisition or money market funds at least 95% of the assets of which constitute Cash Equivalents of such type.

        “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        “Guarantors” means each of:

(1) the Company’s direct and indirect Domestic Subsidiaries that are Wholly-Owned Subsidiaries, other than Immaterial Subsidiaries, existing on the date of this Indenture; and

(2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions herein.

        “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        “Holder” means a Person in whose name a Note is registered.

        “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

        “Immaterial Subsidiary” means, as of any date, (i) any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent twelve-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary under this clause (i) if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or (ii) any Restricted Subsidiary the sole assets of which are Equity Interests in Foreign Subsidiaries of the Company; provided that (x) the total liabilities (excluding tax liabilities and Indebtedness owed to the Company or any Guarantor) of such Restricted Subsidiary as of that date are less than $100,000 and (y) such Restricted Subsidiary has no operations other than the holding of such Equity Interests.

        “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing the net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        “Indenture” means this Indenture, as amended or supplemented from time to time.

        “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

        “Initial Notes” means the first $125,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

        “Initial Purchasers” means Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Harris Nesbitt Corp., NatCity Investments, Inc., Mitsubishi Securities International plc, Piper Jaffray & Co. and Scotia Capital (USA) Inc.

        “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

        “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations, other than advances to customers in the ordinary course of business that are recorded as accounts receivable), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired

Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment for the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at such a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        “Letter Of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        “Liquidated Damages” means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

        “Merger Agreement” means the Agreement and Plan of Merger, dated March 8, 2005, among the Company, PT Acquisition Corporation and Thomas Industries Inc.

        “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

    (1)        any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        “Non-Recourse Debt” means Indebtedness:

    (1)        as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than the pledge of stock of an Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

    (2)        no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        “Non-U.S. Person” means a Person who is not a U.S. Person.

        “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

        “Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements (including without limitation, reimbursement for legal fees and expenses), damages and other liabilities payable under the documentation governing any Indebtedness.

        “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

        “Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

        “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        “Permitted Business” means any of the lines of business (x) conducted by the Company and its Subsidiaries on the date of this Indenture and any businesses similar, related, incidental, complementary or ancillary thereto or that constitutes a reasonable extension or expansion thereof or (y) that constitutes an industrial manufacturing-related business.

        “Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

    (b)        such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

    (6)        any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

    (8)        loans or advances to employees made in the ordinary course of business of the Company or a Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) receivables owing to the Company or any Restricted Subsidiary created in the ordinary course of business;

(11) payroll, travel and similar advances that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

(12) Investments in existence on the date of this Indenture;

    (13)        other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not to exceed the greater of (x) $25.0 million and (y) 3.5% of Consolidated Tangible Assets; and

    (14)        (i) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by the Receivables Subsidiary to effect such Qualified Receivables Transaction and (ii) any other Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables

Transaction; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction.

        “Permitted Junior Securities” means:

(1) Equity Interests in the Company or any Guarantor; or

    (2)        debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under this Indenture.

        “Permitted Liens” means:

(1) Liens on assets of the Company or any Restricted Subsidiary securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(2) Liens in favor of the Company or the Guarantors;

    (3)        Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

    (4)        Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business,

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture;

    (8)        Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

    (9)        Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business or good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any Restricted Subsidiary is a party;

(10) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

    (11)        Liens to secure any Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien and which is permitted to be incurred under this Indenture; provided, however, that:

    (a)        the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

    (b)        the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such extension, refinancing, renewal, replacement, defeasance or refunding;

    (12)        Liens arising out of judgments, decrees, orders or awards not giving rise to a Default in respect of which the Company shall in good faith be prosecuting on appeal or proceeding for review, which appeal or proceeding shall not have been finally terminated or if the period within such appeal or proceeding may be initiated shall not have expired;

(13) Liens securing Hedging Obligations entered in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

(14) Liens on assets of Foreign Subsidiaries of the Company securing Indebtedness of Foreign Subsidiaries of the Company;

(15) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and

(16) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $20.0 million at any one time outstanding.

        “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

    (1)        the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

    (2)        such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3)        if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        “Pro Forma Cost Savings” means operating expense reductions with respect to an Investment, acquisition, disposition, merger or consolidation that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within twelve months following any such transaction, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or approval by the Board of Directors of the Company of any closing) of any facility, as applicable; provided that any such adjustments are set forth in a certificate signed by the Company’s chief financial officer and delivered to the Trustee that states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith belief of the officer executing such certificate at the time of such execution and (c) that any related incurrence of Indebtedness is permitted pursuant to this Indenture.

        “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

        “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        “Receivables Subsidiary” means a Wholly-Owned Restricted Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

    (1)        no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

    (b)        is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction; or

    (c)        subjects any property or asset of the Company or any other Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

    (2)        with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than customary fees payable in the ordinary course of business in connection with servicing accounts receivable; and

    (3)        with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

        “Registration Rights Agreement” means the registration rights agreement, dated as of May 4, 2005, among the Company, the Guarantors and the Initial Purchasers or any registration rights agreement entered into in connection with the issuance of Additional Notes.

        “Regulation S” means Regulation S promulgated under the Securities Act.

        “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

        “Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.

        “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

        “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

        “Restricted Investment” means an Investment other than a Permitted Investment.

        “Restricted Period” means the 40-day restricted period as defined in Regulation S.

        “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        “Rule 144” means Rule 144 promulgated under the Securities Act.

        “Rule 144A” means Rule 144A promulgated under the Securities Act.

        “Rule 903” means Rule 903 promulgated under the Securities Act.

        “Rule 904” means Rule 904 promulgated under the Securities Act.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Senior Debt” means:

(1) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

    (2)        any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company;

(2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of this Indenture; or

    (5)        Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.

        “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

        “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture or, if later, the date of incurrence of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        “Subsidiary” means, with respect to any specified Person:

    (1)        any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

    (2)        any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        “Subsidiary Guarantee” means the Guarantee by each Guarantor of the Company’s payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

        “Thomas Industries Acquisition” means the acquisition by the Company of Thomas Industries Inc. pursuant to the Merger Agreement.

        “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder, as may be amended from time to time.

        “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2009; provided, however, that if the period from the redemption date to May 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

        “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) after giving effect to such designation and any repayments or amendments of Indebtedness in connection therewith, has no Indebtedness other than Non-Recourse Debt;

    (2)        except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary, taken as a whole, than those that might be obtained at the time from Persons who are not Affiliates of the Company;

    (3)        is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

    (4)        after giving effect to such designation and any releases of guarantees in connection therewith, does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a board resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        “Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1)        the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

        “Wholly-Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

        Section 1.02      Other Definitions.

Defined Term	Section

"Affiliate Transaction"	4.11
"Asset Sale Offer"	3.09
"Authentication Order"	2.02
"Change of Control Offer"	4.15
"Change of Control Payment"	4.15
"Change of Control Payment Date"	4.15
"Condition for Release"	3.10
"Covenant Defeasance"	8.03
"Deadline"	3.10
"DTC"	2.03
"Event Of Default"	6.01
"Excess Proceeds"	4.10
"incur"	4.09
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Paying Agent"	2.03
"Payment Blockage Notice"	10.03
"Payment Default"	6.01
"Permitted Debt"	4.09
"Purchase Date"	3.09
"Registrar"	2.03
"Restricted Payments"	4.07

        Section 1.03      Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        “Indenture Securities” means this Notes;

        “Indenture Security Holder” means a Holder of a Note;

        “Indenture to be Qualified” means this Indenture

        “Indenture Trustee” or “Institutional Trustee” means the Trustee; and

“Obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

        Section 1.04      Rules of Construction.

        Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2

THE NOTES

        Section 2.01     Form and Dating.

        (a)     General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)     Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of

Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c)     Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

        Section 2.02      Execution and Authentication.

        At least one Officer must sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue; provided that on the date hereof only up to $125.0 million of aggregate principal amount of the Notes may be so authenticated.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        Section 2.03      Registrar and Paying Agent.

        The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

        Section 2.04      Paying Agent To Hold Money in Trust.

        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

        Section 2.05      Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

        Section 2.06      Transfer and Exchange.

    (a)     Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

        (1)     the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b)     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

        (1)     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

        (2)     All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

        (3)        Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

        (A)        if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

        (B)        if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

        (C)        if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (4)        Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

        (A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)     Transfer or Exchange of Beneficial Interests for Definitive Notes.

        (1)     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

        (A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

        (C)        if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

        (D)        if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

        (E)        if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

        (F)        if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

        (G)        if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

        (2)     Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

        (A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (3)     Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

        (d)     Transfer and Exchange of Definitive Notes for Beneficial Interests.

        (1)     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

        (A)        if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

        (B)        if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

        (C)        if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

        (D)        if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

        (E)        if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

        (F)        if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

        (G)        if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

        (2)     Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

        (A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

        (3)     Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)     Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

        (1)     Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

        (C)        if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

        (2)     Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

        (A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        (3)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f)     Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

        (1)        one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

        (g)     Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

        (1)     Private Placement Legend.

        (A)        Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES

SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO GARDNER DENVER, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF GARDNER DENVER, INC. SO REQUESTS), (2) TO GARDNER DENVER, INC. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

        (B)        Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

        (2)     Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY

CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

        (h)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)     General Provisions Relating to Transfers and Exchanges.

        (1)     To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

        (2)     No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

        (3)     The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

        (4)     All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

        (5)     Neither the Registrar nor the Company will be required:

        (A)        to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

        (6)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

        (7)     The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

        (8)     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

        Section 2.07      Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        Section 2.08     Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

        Section 2.09     Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

        Section 2.10     Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

        Section 2.11      Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act in its customary manner). Certification of the disposal of all canceled Notes will be delivered to the Company upon its written request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

        Section 2.12      Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

        Section 3.01      Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

            (1)        the clause of this Indenture pursuant to which the redemption shall occur;

            (2)        the redemption date;

            (3)        the principal amount of Notes to be redeemed;

            (4)        the redemption price; and

            (5)        applicable CUSIP numbers.

        Section 3.02     Selection of Notes To Be Redeemed or Purchased.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

        The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

        Section 3.03      Notice of Redemption.

        Subject to the provisions of Sections 3.09 and 3.10 hereof, at least 30 days (or not less than 10 days in the case of a redemption pursuant to Section 3.10 hereof) but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

        The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

        (3)     if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (or not less than 10 days in the case of a redemption pursuant to Section 3.10 hereof) prior to the redemption date (or such shorter period as shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

        Section 3.05    Deposit of Redemption or Purchase Price.

        One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

        Section 3.06    Notes Redeemed or Purchased in Part.

        Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

        Section 3.07    Optional Redemption.

        (a)     At any time prior to May 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the issue date) at a redemption price of 108.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

        (1)        at least 65% of the aggregate principal amount of Notes originally issued (including any Additional Notes issued after the issue date) under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

        (b)     At any time prior to May 1, 2009, the Company may also redeem all or part of the Notes, upon not less than 30 or more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and

Liquidated Damages, if any, to, but excluding, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        (c)     On or after May 1, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2009	104.000%
2010	102.000%
2011 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)......Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

        Section 3.08     Mandatory Redemption.

        Except as set forth in Section 3.10, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

        Section 3.09     Offer To Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

        The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes and contains provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if the purchase price of the Notes and other Indebtedness tendered is equal to or less than the Offer Amount, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

        (6)     that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

        (7)     that a Holder will be entitled to withdraw such Holder’s election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (8)     that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount of Notes and other Indebtedness has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than seven days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company, will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Section 3.10     Escrow Redemption.

        If the Condition for Release has not been satisfied on or before December 31, 2005, or if the Company shall, prior to such date, deliver to the Trustee and the Escrow Agent a notice signed by an Officer of the Company that the Company has determined that, in its judgment, the Thomas Acquisition will not be completed by December 31, 2005, the Company shall redeem all of the Notes at the Escrow Redemption Price on the Escrow Redemption Date. Funds will be released from the Escrow Account to the Paying Agent pursuant to the Escrow Agreement, to be applied to make the redemption on the Escrow Redemption Date, without any further authorization by the Company.

        Other than as specifically provided in this Section 3.10, any redemption pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

        Section 4.01     Payment of Notes.

        The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

        Section 4.02     Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

         Section 4.03     Reports.

        (a)     Whether or not required by the Commission’s rules and regulations, so long as any Notes are outstanding, the Company will file with the Commission and provide to the Trustee, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within the time periods specified in this Indenture. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

        (b)     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Company will provide to the Trustee, together with the quarterly and annual financial information required by the preceding paragraph, a presentation in reasonable detail of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        (c)     If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in Section 4.03(b) on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

        (d)     In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time if they are not required to file the reports required by the preceding paragraphs of this Section 4.03 with the Commission, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Section 4.04     Compliance Certificate.

        (a)     The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

        (b)     So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        Section 4.05     Taxes.

        The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.07     Restricted Payments.

        (a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1)     declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

        (3)     make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

        (2)        the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

        (3)        such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11) and (12) of paragraph (b) below), is less than the sum, without duplication, of:

        (A)        50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

        (B)        100% of the aggregate net cash proceeds received by the Company after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company including the payment of the exercise price of options and warrants (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

        (C)        to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

        (D)        to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus

        (E)        50% of any dividends received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.

        (b)     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions of Section 4.07(a) will not prohibit:

        (1)     the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

        (2)     the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the preceding paragraph;

        (3)     the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

        (4)     the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

        (5)     the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any Restricted Subsidiary (or any permitted transferees of such persons) of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, executive repurchase program or similar agreement or program; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period, provided, that the Company may carry forward and make in a subsequent twelve-month period, in addition to the amounts permitted for such twelve-month period, the amount of such repurchase, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding twelve-month period up to a maximum of $2.5 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

       (7)     the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage test described in Section 4.09 hereof;

(8) the making of cash payments in lieu of the issuance of fractional shares in an aggregate amount not to exceed $2.5 million in any twelve-month period;

(9) the repayment of intercompany debt, the incurrence of which was permitted pursuant to Section 4.09 hereof;

(10) payments made in connection with the Thomas Industries Acquisition pursuant to the terms of the Merger Agreement;

(11) satisfaction of change of control obligations on subordinated obligations once the Company has fulfilled its obligations relating to a Change of Control under this Indenture; and

(12) other Restricted Payments in an aggregate amount not to exceed $25.0 million since the date of this Indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

        (a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

        (1)     pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        (b)     The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

        (1)     the Credit Agreement and related agreements and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements as of the later of the date thereof or the date of this Indenture;

        (2)     agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(3) this Indenture, the Notes and the Subsidiary Guarantees;

(4) applicable law, rule, regulation or order, regulatory approval, license, permit or similar restriction;

       (5)     any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

        (7)     purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

        (9)     Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

        (11)     provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12) encumbrances on property that exist at the time the property was acquired by the Company or any of its Restricted Subsidiaries;

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

        (14)     Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary.

        Section 4.09     Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “Incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries of the Company may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b)     The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

        (1)     the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $650.0 million less (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof and (ii) the amount of any Indebtedness of a Receivables Subsidiary outstanding under clause (12) below;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

        (3)     the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

        (4)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, synthetic leases or the Attributable Debt with respect to sale and leaseback transactions, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $25.0 million and 3.5% of Consolidated Tangible Assets at any time outstanding;

        (5)     the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5) or (13) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

        (A)        if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be subordinated to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

        (B)        (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

        (b)        any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation;

        (9)     the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’

acceptances, performance and surety bonds, completion guarantees or similar arrangements in the ordinary course of business;

        (11)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by any Receivables Subsidiary of Indebtedness pursuant to a Qualified Receivables Transaction;

        (13)     Indebtedness of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that Indebtedness outstanding at any time under this clause (13) shall not exceed $20.0 million;

        (14)     Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any businesses or assets of the Company or any Restricted Subsidiary otherwise permitted in accordance with this Indenture; and

        (15)     the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $35.0 million.

        For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, and will only be required to include the amount and type of such Indebtedness in one of the above clauses or Section 4.09(a), although the Company may divide and classify an item of Indebtedness in more than one of the types of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09 except that Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture and Indebtedness under the Credit Facility incurred on the date of the consummation of the Thomas Industries Acquisition will be deemed to have been incurred on such dates in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another person secured by a Lien on the assets of the specified person, the lesser of:

                    (A)        the Fair Market Value of such an asset at the date of determination, and

                   (B)        the amount of the Indebtedness of the other Person.

        Section 4.10     Asset Sales.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1)     the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

        (2)     at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

        (A)        any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is unconditionally released from further liability;

        (B)        any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 90 days, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

        (C)        in connection with the sale of a business or a Subsidiary, accounts receivable of the business or Subsidiary being sold which are retained by the Company or one of its Restricted Subsidiaries following the Asset Sale; provided that at the time of such sale such accounts receivable are not past due more than 60 days and do not have a payment date more than 90 days from the date of the related invoice; and

(D) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this Section 4.10.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

        (2)        to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3) to make a capital expenditure; or

        (4)        to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business, or enter into a binding commitment regarding clauses (2), (3) or (4) above, provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such acquisitions or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365 day period. If such acquisition or expenditure is not consummated on or before such 180th day and the Company or such Restricted Subsidiary shall not have applied such Net Proceeds as described in clauses (2)-(4) of this paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and to all holders of other Indebtedness that is pari passu with the Notes and contains provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the date of purchase, and will be payable in cash (subject to the right of Holders to receive interest due on the relevant interest payment date). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

        Section 4.11     Transactions with Affiliates.

        (a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”), unless:

        (1)     such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

        (A)        with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

        (B)        with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b)     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

        (1)     any employment agreement, employee benefit plan, officer and director indemnification agreement, consulting agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions (including a merger) between or among the Company and/or its Restricted Subsidiaries;

        (3)     transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting or performance of registration rights;

(6) Restricted Payments that do not violate the provisions of Section 4.07 hereof;

(7)

if such Affiliate Transaction is with any Person solely in its capacity as a holder of Indebtedness or Capital Stock of the Company or any of the Company’s Restricted Subsidiaries where such Person is treated no more favorably than any other holder of Indebtedness or Capital Stock of the Company or any of the Company’s Restricted Subsidiaries;

(8)

transactions effected pursuant to agreements in effect on the date of this Indenture and any amendment, modification, or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the holders of the Notes in any respect);

(9)	loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding; and

(10)

transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment and between a Receivables Subsidiary and the Company or any other Restricted Subsidiary.

Section 4.12 Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)

its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)

the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if at least two Officers of the Company, one of which is the Chief Executive Officer or the Chief Financial Officer of the Company, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer To Repurchase upon Change of Control.

(a)

If a Change of Control occurs, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, if any, to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)	that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Note not tendered will continue to accrue interest;

(4)

that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)

that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required under this Indenture. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)     Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. Any offer to purchase the Notes by the Company for a purchase price greater than the price required under Section 4.15(a), and which otherwise complies with the requirements of this Section 4.15, shall be deemed to satisfy the Company’s obligations to make a Change in Control Offer.

Section 4.16 No Layering of Debt.

        The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes.

        No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Subsidiary Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Section 4.17 Limitation on Sale and Leaseback Transactions.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction unless:

(1)

the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof; and

(2)	the sale and leaseback transaction is made in compliance with Section 4.10 hereof.

Section 4.18 Payments for Consent.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19 Additional Subsidiary Guarantees.

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly-Owned Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created, provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of such Subsidiary Guarantee is attached as Exhibit E hereto.

Section 4.20 Designation of Restricted and Unrestricted Subsidiaries.

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)     either:

    (A)        the Company is the surviving corporation; or

    (B)        the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)

the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

        In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any merger or consolidation, or any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and any Guarantor;

Section 5.02 Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

        Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of this Indenture;

(2)

default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

(3)	failure by the Company or any of its Restricted Subsidiaries to comply with the provisions Sections 4.15 or 5.01 hereof;

(4)	failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.07 or 4.09 hereof for 30 days after notice to comply with such provisions;

(5)	failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Indenture;

(6)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

    (A)        is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

    (B)        results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(7)

failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(8)

except as permitted by this Indenture, any Subsidiary Guarantee of a Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary or a group of Guarantors that, taken as a whole, would constitute a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(9)

the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

    (A)        commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors.

(10)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

    (A)        is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

    (B)        appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

    (C)        orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(11)	failure by the Company or any of its Subsidiaries to comply with any of the terms of the Escrow Agreement that are not cured within applicable grace periods; and

(12)

the Escrow Agreement or any other security document or any Lien purported to be granted thereby on the Escrow Account or the cash or Government Securities therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture or the Escrow Agreement) to be fully enforceable and perfected.

Section 6.02 Acceleration.

        In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

        Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding Notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

Section 6.03 Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

        Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

        Except as set forth in Section 6.03, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes To Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a)

If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(1)

the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates specifically required by any provision herein to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)	the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)

No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)

The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)	Upon a “Redemption Event” or “Acceleration Event” (as defined in the Escrow Agreement), the Trustee shall provide the notice set forth in Section 3(d) of the Escrow Agreement.

Section 7.02 Rights of Trustee.

(a)     The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)     The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)     The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)     Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trustee Office of the Trustee, and such notice references the Securities and this Indenture.

(i)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)     The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a)     Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

(b)     A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).

        The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a)     The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)     The Company and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense as shall be determined to have been caused by its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)     The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)     To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)     The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a)	A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10 hereof;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

(c)

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11     Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option To Effect Legal Defeasance or Covenant Defeasance.

        The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

        Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)

the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)	the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	this Article 8.

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03     Covenant Defeasance.

        Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19 and 4.20 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(6) and 6.01(7) hereof will not constitute Events of Default.

Section 8.04     Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

    (B)        since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)

the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)

the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05     Deposited Money and Government Obligations To Be Held in Trust;Other
Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06     Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07     Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01     Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture (but subject in any event to Section 10.13), without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)

to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6)	to add additional Guarantees with respect to the Notes or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture; or

(7)

to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s offering memorandum dated April 28, 2005, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes.

        After an amendment becomes effective, the Company is required to mail to each registered Holder of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

        Except as provided below in this Section 9.02 and Section 10.13, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided with respect to Sections 3.09, 4.10 or 4.15 hereof);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)

make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)	make any change in the preceding amendment and waiver provisions; or

(10)

make any change to this Indenture or the Notes providing for the mandatory redemption upon the Escrow Redemption Date which would adversely affect the rights of any of the Holders to receive the Escrow Redemption Price.

        In addition, any amendment to, or waiver of, the provisions of this Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Section 9.03 Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new

Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee To Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SUBORDINATION

Section 10.01 Agreement To Subordinate.

        The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal, interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02 Liquidation; Dissolution; Bankruptcy.

(1)     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from either of the trusts created pursuant to Sections 8.04 or 12.01 hereof so long as the trust was created in accordance with all relevant conditions specified in this Indenture at the time it was created.)

Section 10.03 Default on Designated Senior Debt.

(a)

The Company may not make any payment in respect to the Notes (except in Permitted Junior Securities or from the trusts created pursuant to Section 8.04 or 12.01 hereof so long as the trust was created in accordance with all relevant conditions specified in this Indenture at the time it was created) if:

(1)	a payment default on Designated Senior Debt occurs (whether at maturity, due to acceleration, or otherwise) and is continuing; or

(2)

any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company, a representative of the holders of any Designated Senior Debt or the administrative agent under the Credit Agreement. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has have been cured or waived for a period of not less than 90 consecutive days.

(b)	Payments on the Notes may and will be resumed:

(1)	in the case of a payment default, upon the date upon which such default is cured or waived; and

(2)

in the case of a nonpayment default, upon the earliest of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date on which the Trustee receives notice from all representatives of all applicable Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated and such acceleration has not been effectively rescinded.

Section 10.04 Acceleration of Notes.

        The Company must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default (which notice must be provided at least five Business Days prior to the payment of the Notes.)

Section 10.05 When Distribution Must Be Paid Over.

        If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from either of the trusts created pursuant to Section 8.04 or 12.01 hereof) in contravention of the subordination provisions set forth herein prior to payment in full of all Obligations due in respect of Senior Debt (including without limitation, interest after the commencement of any bankruptcy proceedings at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt (on a pro rata basis based on the aggregate amount of the Senior Debt) or their proper representative.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by Company.

        The Company will promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.07 Subrogation.

        After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08 Relative Rights.

        This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture will:

(1)

impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

(2)	affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(3)

prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

        If the Company fails because of this Article 10 to pay principal of, premium or interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09 Subordination May Not Be Impaired by Company.

        No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10 Distribution or Notice to Representative.

        Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11 Rights of Trustee and Paying Agent.

        Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

        The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization To Effect Subordination.

        Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13 Amendments.

        The provisions of this Article 10 may not be amended, modified or waived without the written consent of the holders of all Senior Debt.

Section 10.14 Trustee Not Fiduciary for Holders of Senior Indebtedness.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes or perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

ARTICLE 11

SUBSIDIARY GUARANTEES

Section 11.01 Guarantee.

(a)

Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)

the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)

in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)     The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)     Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 11.02 Subordination of Subsidiary Guarantee.

        The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 will be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

Section 11.03 Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04 Execution and Delivery of Subsidiary Guarantee.

        To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

        Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

        If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary that is a Wholly-Owned Subsidiary after the date of this Indenture, if required by Section 4.19 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.19 hereof and this Article 11, to the extent applicable.

Section 11.05 Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)     immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)     either:

    (a)        the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth herein or therein; and

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06 Releases.

(a)     In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b)     Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

(c)     Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee.

        Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 11.06 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)     either:

    (a)        all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company), have been delivered to the Trustee for cancellation; or

    (b)        all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)

the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 13.02 Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Gardner Denver, Inc.
1800 Gardner Expressway
Quincy, Illinois 62305
Telecopier No.: (217) 228-8260
Attention: Chief Financial Officer

With a copy to:

Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Telecopier No.: (314) 259-2020
Attention: Denis P. McCusker, Esq.

If to the Trustee:

The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Telecopier No.: (312) 827-8542
Attention: Corporate Trust Administration

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except that the Opinion of Counsel referred to in Section 13.04(2) hereof shall not be required in connection with the Authentication Order):

(1)

an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA Section 314(e) and must include:

(1)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

        All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06.

Section 13.11 Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

        [Signatures on following pages]

SIGNATURES

Dated as of May 4, 2005	GARDNER DENVER, INC.

By:
Name: Title:

GUARANTORS:

AIR-RELIEF, INC.
ALLEN-STUART EQUIPMENT COMPANY, INC.
BELLISS & MORCOM (USA) INC.
GARDNER DENVER HOLDINGS INC.
GARDNER DENVER WATER JETTING SYSTEMS, INC.
LAMSON CORPORATION
GARDNER DENVER NASH HOLDINGS LLC
GARDNER DENVER NASH LLC
TCM INVESTMENTS, INC.
HOFFMAN AIR FILTRATION LICENSCO INC.

By:
Name: Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:
Name: Title:

[Face of Note]

CUSIP:

8% Senior Subordinated Notes due 2013

No.     ___ $____________ GARDNER DENVER, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum of _________________________________________________DOLLARS on May 1, 2013.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated: May 4, 2005

GARDNER DENVER, INC.

By:
Name: Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK
TRUST COMPANY, N.A.,
as Trustee

By: ______________________________
            Authorized Signatory

Back of Note 8% Senior Subordinated Notes due 2013

      [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

      [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

    1.        Interest. Gardner Denver, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8% per annum from May 4, 2005 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2005. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    2.        Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    3.        Paying Agent and Registrar. Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

    4.        Indenture. The Company issued the Notes under an Indenture dated as of May 4, 2005 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

    5.        Optional Redemption.

    (a)        On or after May 1, 2009, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

         Year                                                                          Percentage
         2009...................................................................       104.000%
         2010...................................................................       102.000%
         2011 and thereafter....................................................       100.000%

    (b)        At any time prior to May 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 108.0% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes originally issued (including any Additional Notes issued after the Issue Date) under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

    (c)        At any time prior to May 1, 2009, the Company may also redeem all or part of the Notes, upon not less than 30 or more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the redemption date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      6. Mandatory Redemption.

        Except as set forth in Section 3.10 of the Indenture, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

    7.        Repurchase at the Option of Holder.

    (a)        If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to, but excluding, the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

    (b)        If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate purchase price of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

    8.        Notice of Redemption. Except as set forth in Section 3.10 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

    9.        Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

    10.        Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

    11.        Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including, without limitation, Additional Notes, if any, then outstanding voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to add additional Guarantees with respect to the Notes or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of the Indenture or to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s offering memorandum dated April 28, 2005, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes.

    12.        Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages with respect to the Notes whether or not prohibited by the subordination provisions of the Indenture; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture; (iii) failure by the Company to comply with Sections 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.07 or 4.09 of the Indenture for 30 days after notice to comply with such provisions; (v) failure by the Company for 60 days after notice to the Company to comply with certain other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money aggregating in excess of $25.0 million that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary; (ix) failure by the Company or any of its Subsidiaries to comply with any of the terms of the Escrow Agreement that are not cured within applicable grace periods; and (x) the Escrow Agreement or any other security document or Lien purported to be granted thereby on the Escrow Account or the cash or Government Securities therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the Indenture or the Escrow Agreement) to be fully enforceable and perfected. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

    13.        Subordination. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

    14.        Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

    15.        No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

    16.        Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

    17.        Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

    18.        Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 4, 2005, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

    19.        CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Gardner Denver, Inc. 1800 Gardner Expressway Quincy, Illinois 62305 Attention: Chief Financial Officer>

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I)     or (we) assign and transfer this Note to:___________________________________ (Insert assignee’s legal name)

_____________________________________________________________________________________
                              (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
                          (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________                                         Your Signature: _________________________
                                                                                (Sign exactly as your name
                                                                                appears on the face of this Note)

Signature Guarantee*:
                           * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

      Section 4.10

      Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______________
Date: _______________                                Your Signature: _______________________________
                                                                       (Sign exactly as your name appears
                                                                       on the face of this Note)

Tax Identification No.:___________________________

Signature Guarantee*:
                           * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

     Principal Amount at                                        Amount of Decrease in        Amount of Increase in
 Maturity of this Global Note                                    Principal Amount at          Principal Amount at
        Following Such                    Date of                 Maturity of this             Maturity of this
           Decrease               Exchange (or Increase)             Global Note                  Global Note

---------------------------------------------------------------------------------------------------------------------------------------

Signature of Authorized Officer of Trustee or Custodian

* THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Gardner Denver, Inc.1800
Gardner ExpresswayQuincy,
Illinois 62301

The Bank of New York Trust Company, N.A.2
North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Re:   8% Senior Subordinated Notes due 2013

        Reference is hereby made to the Indenture, dated as of May 4, 2005 (the “Indenture”), among Gardner Denver, Inc., as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

    1.        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

    2.        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

    3.        CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

    (a)        such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

    (b)        such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

    (d)        such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

    4.        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

    (a)        CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

    (b)        CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

    (c)        CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_________________

                                                              [Insert Name of Transferor]

                                                              By: ______________________________
                                                                  Name:
                                                                  Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

    (a)        a beneficial interest in the:

     (i)        144A Global Note (CUSIP _________), or

     (ii)        Regulation S Global Note (CUSIP _________), or

    (iii)        IAI Global Note (CUSIP _________); or

        (b) a Restricted Definitive Note.

2.     After the Transfer the Transferee will hold:

[CHECK ONE]

    (a)        a beneficial interest in the:

     (i)        144A Global Note (CUSIP _________), or

     (ii)        Regulation S Global Note (CUSIP _________), or

    (iii)        IAI Global Note (CUSIP _________); or

    (iv)        Unrestricted Global Note (CUSIP _________); or

      (b) a Restricted Definitive Note; or

      (c) an Unrestricted Definitive Note,

        in accordance with the terms of the Indenture.

C-2C-2

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Gardner Denver, Inc.1800
Gardner ExpresswayQuincy,
Illinois 62301

The Bank of New York Trust Company, N.A.2
North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Re: 8% SENIOR SUBORDINATED NOTES DUE 2013

(CUSIP ____________)

        Reference is hereby made to the Indenture, dated as of May 4, 2005 (the “Indenture”), among Gardner Denver, Inc., as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

    1.        EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

    (a)        CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    (b)        CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    (c)        CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    (d)        CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

    2.        EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

    (a)        CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

    (b)        CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                        ______________________

                                                  [Insert Name of Transferor]

                                                  By: ______________________________
                                                       Name:
                                                       Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROMACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

Gardner Denver, Inc.1800
Gardner ExpresswayQuincy,
Illinois 62301

The Bank of New York Trust Company, N.A.2
North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Re: 8% SENIOR SUBORDINATED NOTES DUE 2013

        Reference is hereby made to the Indenture, dated as of May 4, 2005 (the “Indenture”), among Gardner Denver, Inc., as issuer (the “Company”), the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $____________ aggregate principal amount of:

    (a)        a beneficial interest in a Global Note, or

    (b)        a Definitive Note,

        we confirm that:

    1.        We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

    2.        We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

    3.        We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

    4.        We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

    5.        We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

                                                  By:  ______________________________
                                                       Name:
                                                       Title:

Dated:

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

        For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 4, 2005 (the “Indenture”) among Gardner Denver, Inc., (the “Company”), the Guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

        Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

                                                  [NAMES OF GUARANTORS]

                                                  By: ______________________________
                                                       Name:
                                                       Title:

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURETO
BE DELIVERED BY SUBSEQUENT GUARANTORS

        SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 200__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Gardner Denver, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 4, 2005 providing for the issuance of 8% Senior Subordinated Notes due 2013 (the “Notes”);

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

    1.        Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

    2.        Guarantee. The Guaranteeing Subsidiary hereby provides its unconditional guarantee in respect of the Notes on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 11 thereof, and agrees that it shall be subject to, and bound by, all of the terms of the Indenture applicable to the Guarantors.

    3.        No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

    4.        NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

    5.        Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    6.        Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

    7.        The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

                                                  [GUARANTEEING SUBSIDIARY]

                                                  By: ______________________________
                                                       Name:
                                                       Title:

                                                  GARDNER DENVER, INC.

                                                  By: ______________________________
                                                       Name:
                                                       Title:

                                                  [EXISTING GUARANTORS]

                                                  By: ______________________________
                                                       Name:
                                                       Title:

                                                  THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                                                  By: ______________________________
                                                           Authorized Signatory